Exhibit 99.1
Calumet Specialty Products Partners, L.P. Reports Second Quarter 2020 Results
Consumer-facing Specialties volume growth and continued sales mix enrichment help capture Specialty margin expansion
Operational execution and cost-out actions drive positive operating cash flow and improved liquidity position

INDIANAPOLIS — (PR NEWSWIRE) — August 6, 2020 — Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) (the “Partnership,” “Calumet,” “we,” “our” or “us”), a leading independent producer of specialty hydrocarbon and fuel products, today reported results for the second quarter ended June 30, 2020, as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(Dollars in millions, except per unit data)
Net income (loss)	$3.6	$(16.8)	$(10.8)	$(0.4)
Net income (loss) per unit	$0.05	$(0.21)	$(0.13)	$—
Adjusted net income (loss)	$(19.6)	$11.0	$2.8	$5.5
Adjusted net income (loss) per unit	$(0.25)	$0.14	$0.04	$0.07
Adjusted EBITDA	$41.0	$77.0	$124.7	$136.7
The Partnership’s $3.6 million of Net income and $0.05 Net income per unit for the second quarter 2020 included a $32.1 million favorable net impact related to the non-cash lower of cost or market (“LCM”) inventory adjustments, a $0.7 million non-cash loss on impairment and disposal of assets and a $1.2 million unrealized hedging loss. Excluding these and other non-cash charges, Adjusted net loss and Adjusted net loss per unit were $(19.6) million and $(0.25), respectively. The Partnership’s $41.0 million of Adjusted EBITDA for the second quarter 2020 excluded a $32.1 million favorable net impact related to the non-cash LCM inventory adjustments.
For detailed information on the non-GAAP measures presented in this release and a reconciliation of such measures to the nearest comparable GAAP measure for the periods presented above, please see the sections of this release entitled “Non-GAAP Financial Measures” and “Non-GAAP Reconciliations.”
Management Commentary
“Execution against our Specialty-focused strategy and continuing cost discipline helped drive another solid quarter of earnings results, as our Partnership continues to effectively manage through the uncertainty and volatility introduced into our markets related to the COVID-19 pandemic,” said Steve Mawer, Chief Executive Officer of Calumet. “Our core specialty business demonstrated resilience as the consumer-facing business units continued to drive profitability and margin improvement, despite the deepened macro challenges in the quarter, evidenced by gross profit per barrel results of $46.86 which was an improvement of 49% compared to the first quarter of 2020. Adjusted gross profit per barrel results were $44.52 in the second quarter 2020, an increase of nearly 8% relative to the first quarter of 2020. Additionally, our commercial excellence initiatives, which have catalyzed strong sales volume growth in our consumer-facing specialty businesses continue to capture expanded margin performance, as Adjusted EBITDA margins grew by 440 basis points versus the sequential quarter. Our Fuels business operated well across the period, particularly the Great Falls refinery, delivering positive Adjusted EBITDA despite the pandemic-related, unprecedented demand degradation in transportation fuels markets and the weak crack spreads seen across the quarter.”
Mawer added, “While the global pandemic has negatively impacted demand across a number of Calumet’s end markets, the diversity of both our business and our customer base allowed us to drive quality results this quarter, and has proven the resilience of our businesses. As expected, we observed a general softening of demand in April, with sales volumes initially declining before troughing in May as the global pandemic negatively impacted industrial and commodity markets. Since then, we have observed broader incremental improvement to demand, and as sales volumes have begun rebounding, margin performance has remained steady. Year-to-date our Adjusted EBITDA in the Specialty segment has grown over 6% versus the prior year, giving credence to the strategic actions we have taken to reposition our portfolio around our consistent and defensible core specialty business.”
Mawer concluded, “As we look forward towards the second half of the year, we will continue to prioritize the health and safety of our team, our customers and our communities. We remain steadfast in our commitment to our strategic goals, with a continued emphasis on managing our business for positive cash flow from operations, and improving the Partnership’s balance sheet, leverage metrics, and enhancing our liquidity. While the demand landscape remains fluid, it appears to be improving, and we believe our business will continue to demonstrate resilience.”
Specialty Products Segment | Results Summary

	Three Months Ended June 30,
	2020	2019
	(Dollars in millions, except per barrel data)
Gross profit	$84.2	$82.0
Adjusted gross profit	$80.0	$82.4
Adjusted EBITDA	$56.1	$55.1
Gross profit per barrel	$46.86	$36.59
Adjusted gross profit per barrel	$44.52	$36.77
Adjusted EBITDA Margin	24.1%	16.0%
During the second quarter, the Specialty products segment gross profit was $84.2 million compared to $82.0 million in the year-ago period. The Specialty products segment Adjusted EBITDA of $56.1 million improved 1.8% versus the prior year period, while adjusted gross profit of $80.0 million, declined 2.9% compared to the second quarter of 2019. Adjusted EBITDA was impacted by softening demand due to the pandemic, but these headwinds were largely offset from stronger margins in both the specialty oils and waxes businesses and the Finished Lubricants and Chemicals business. Continued focus on cost improvements in fixed operating, transportation, and SG&A contributed to the year-over-year improvement. Specialty products segment adjusted gross profit per barrel was $44.52, up 7.7% compared to the first quarter of 2020, driven by improved sales mix and contributions from the profitability plans implemented in the year prior. Adjusted EBITDA Margin was 24.1%, up 440 basis points compared to the first quarter of 2020, driven largely by sales mix enrichment efforts and sales volume growth in consumer specialties products, particularly Finished Lubricants and Chemicals as well as specialty oils and waxes.
Fuel Products Segment | Results Summary

	Three Months Ended June 30,
	2020	2019
	(Dollars in millions, except per barrel data)
Gross profit	$5.1	$25.1
Adjusted gross profit	$(22.8)	$22.1
Adjusted EBITDA	$1.9	$50.2
Gross profit per barrel	$0.83	$3.52
Adjusted gross profit per barrel	$(3.69)	$3.10
During the second quarter, Fuel products segment gross profit was $5.1 million, compared to $25.1 million in the year-ago period. Fuels products adjusted gross profit and Adjusted EBITDA of $(22.8) million and $1.9 million, respectively, were down significantly compared to the year-ago period driven by the significant decline in crack spreads and tightening crude differentials versus the prior year. In particular, the average WCS/WTI crude differential tightened by $10.37 per barrel compared to the first quarter of 2020, which was the primary driver of the material declines in gross profit per barrel and Adjusted gross profit per barrel performance across the quarter. Additionally, RINs costs increased during the quarter, negatively impacting segment gross profit and Adjusted EBITDA results. These increased compliance costs were partially offset by the improved operational results stemming from the Partnership’s operations improvement initiatives, which have improved capacity utilization and helped sustain profitability despite headwinds in the transportation fuels market.

Partnership Liquidity
As of June 30, 2020, the Partnership had total liquidity of $249.0 million, comprised of $105.4 million of cash and $143.6 million of availability under the revolving credit facility. As of June 30, 2020, Calumet had a $279.2 million borrowing base, $25.3 million in outstanding standby letters of credit and $110.3 million outstanding borrowings. The Partnership believes it will continue to have sufficient liquidity from cash on hand, cash flow from operations, borrowing capacity and other means by which to meet its financial commitments, debt service obligations, contingencies and anticipated capital expenditures.

Full-Year 2020 Capital Spending Forecast
Through the second quarter of 2020, total capital spending, including turnaround investments, was $36.8 million. For the full-year 2020, the Partnership continues to expect to incur capital expenditures of approximately $50.0 million to $60.0 million, which reflects our previously announced reduction in expected capital expenditures for 2020 due to increased volatility with domestic and global demand resulting from the ongoing COVID-19 pandemic.
Operations Summary
The following table sets forth information about the Partnership’s combined operations. Facility production volume differs from sales volume due to changes in inventories and the sale of purchased fuel product blendstocks, such as ethanol and biodiesel, and the resale of crude oil in the Partnership’s fuel products segment.

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(In bpd)
Total sales volume (1)	87,648	102,923	89,896	105,961
Total feedstock runs (2)	82,768	104,415	87,035	104,921
Facility production: (3)
Specialty products:
Lubricating oils	8,636	11,327	9,438	11,839
Solvents	6,373	7,317	6,590	7,624
Waxes	1,290	1,427	1,280	1,403
Packaged and synthetic specialty products (4)	1,359	1,747	1,382	1,810
Other	984	1,660	2,232	1,417
Total	18,642	23,478	20,922	24,093

Fuel products:
Gasoline	17,758	23,245	18,769	23,924
Diesel	26,104	28,233	26,001	29,349
Jet fuel	2,905	5,517	3,355	4,081
Asphalt, heavy fuel oils and other	14,820	21,484	15,016	20,413
Total	61,587	78,479	63,141	77,767
Total facility production (3)	80,229	101,957	84,063	101,860

(1)
Total sales volume includes sales from the production at the Partnership’s facilities and certain third-party facilities pursuant to supply and/or processing agreements, sales of inventories and the resale of crude oil to third-party customers. Total sales volume includes the sale of purchased fuel product blendstocks, such as ethanol and biodiesel, as components of finished fuel products in the Partnership’s fuel products segment sales.

The decrease in total sales volume for the three and six months ended June 30, 2020, as compared to the same periods in 2019, is due primarily to the sale of the San Antonio refinery, the terminated third-party naphthenic lubricating oil production arrangement.

(2)
Total feedstock runs represent the barrels per day (“bpd”) of crude oil and other feedstocks processed at the Partnership’s facilities and at certain third-party facilities pursuant to supply and/or processing agreements.

The decrease in total feedstock runs for the three and six months ended June 30, 2020, as compared to the same periods in 2019, is due primarily to the sale of the San Antonio refinery, the terminated third-party naphthenic lubricating oil production arrangement, and softened demanded due to the COVID-19 pandemic.

(3)
Total facility production represents the barrels per day of specialty products and fuel products yielded from processing crude oil and other feedstocks at our facilities and at certain third-party facilities pursuant to supply and/or processing agreements. The difference between total facility production and total feedstock runs is primarily a result of the time lag between the input of feedstocks and production of finished products and volume loss.

The change in total facility production for the three and six months ended June 30, 2020, as compared to the same period in 2019, is due primarily to the items discussed above.

(4)	Represents production of finished lubricants and chemicals specialty products including the products from the Royal Purple, Bel-Ray and Calumet Packaging facilities.
Webcast Information
A conference call is scheduled for 9:30 a.m. ET on August 6, 2020 to discuss the financial and operational results for the second quarter of 2020. Investors, analysts and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call with accompanying presentation slides, available on the Partnership's website at http://www.calumetspecialty.com. Interested parties may also participate in the call by dialing (866) 584-9671 and entering the conference ID 4164316. A replay of the conference call will be available a few hours after the event on the investor relations section of the Partnership's website, under the events and presentations section and will remain available for at least 90 days.
About the Partnership
Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) is a master limited partnership and a leading independent producer of high-quality, specialty hydrocarbon products in North America. Calumet processes crude oil and other feedstocks into customized lubricating oils, solvents and waxes used in consumer, industrial and automotive products; produces fuel products including gasoline, diesel and jet fuel. Calumet is based in Indianapolis, Indiana, and operates nine manufacturing facilities located in northwest Louisiana, northern Montana, western Pennsylvania, Texas, and eastern Missouri.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements and information in this press release may constitute “forward-looking statements.” The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. The statements discussed in this press release that are not purely historical data are forward-looking statements, including, but not limited to, the statements regarding (i) the effect, impact, potential duration or other implications of the ongoing novel coronavirus (“COVID-19”) pandemic on our business and operations, (ii) the demand for refined petroleum products in markets we serve; (iii) our expectation regarding our business outlook and cash flows, (iv) our expectation regarding anticipated capital expenditures and strategic initiatives, and (v) our ability to meet our financial commitments, debt service obligations, contingencies and anticipated capital expenditures. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future sales and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions or dispositions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause our actual results to differ materially from our historical experience and our present expectations or projections. Known material factors that could cause our actual results to differ materially from those in the forward-looking statements are those described in (i) Part I, Item 1A “Risk Factors” and Part II, Item 7A “Quantitative and Qualitative Disclosures About Market Risk” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and (ii) Part I, Item 3 “Quantitative and Qualitative Disclosures About Market Risk” and Part II, Item 1A “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.
For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the Securities and Exchange Commission (“SEC”), including the other cautionary statements in our latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.
We have based our forward-looking statements on our current expectations, estimates and projections about our business and industry. We caution that these statements are not guarantees of future performance and you should not rely unduly on them, as they involve risks, uncertainties, and assumptions that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. While our management considers these assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Accordingly, our actual results may differ materially from the future performance that we have expressed or forecast in our forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.
Non-GAAP Financial Measures
Our management uses certain non-GAAP performance measures to analyze operating segment performance and non-GAAP financial measures to evaluate past performance and prospects for the future to supplement our financial information presented in accordance with GAAP. These financial and operational non-GAAP measures are important factors in assessing our operating results and profitability and include performance and liquidity measures along with certain key operating metrics.
During the first quarter of 2020, we changed how we calculate Adjusted EBITDA, which is used by management for evaluating performance, allocating resources and managing our business. The revised calculation of Adjusted EBITDA now excludes the impact of LCM inventory adjustments and the liquidation of inventory layers calculated using the last-in, first-out (“LIFO”) method, which were previously included. This revised calculation better reflects the performance of our business segments including cash flows. Adjusted EBITDA has been revised for all periods presented to consistently reflect this change. We previously also presented Adjusted EBITDA (excluding LCM/LIFO), which is consistent with our revised definition of Adjusted EBITDA.
We use the following performance and liquidity measures:
EBITDA: We define EBITDA for any period as net income (loss) plus interest expense (including debt issuance costs), income taxes and depreciation and amortization.
Adjusted EBITDA: We define Adjusted EBITDA for any period as: EBITDA adjusted for (a) impairment; (b) unrealized gains and losses from mark to market accounting for hedging activities; (c) realized gains and losses under derivative instruments excluded from the determination of net income (loss); (d) non-cash equity-based compensation expense and other non-cash items (excluding items such as accruals of cash expenses in a future period or amortization of a prepaid cash expense) that were deducted in computing net income (loss); (e) debt refinancing fees, premiums and penalties; (f) any net loss realized in connection with an asset sale that was deducted in computing net income (loss); (g) LCM inventory adjustments; (h) the impact of liquidation of inventory layers calculated using the LIFO method; and (i) all extraordinary, unusual or non-recurring items of gain or loss, or revenue or expense.

Distributable Cash Flow: We define Distributable Cash Flow for any period as Adjusted EBITDA less replacement and environmental capital expenditures, turnaround costs, cash interest expense (consolidated interest expense less non-cash interest expense), income (loss) from unconsolidated affiliates, net of cash distributions and income tax expense (benefit).
Adjusted EBITDA Margin: We define Adjusted EBITDA Margin for any period as Adjusted EBITDA divided by sales.
Adjusted net income (loss): We define Adjusted net income (loss) for any period as: net income (loss) adjusted for (a) impairment; (b) unrealized losses from mark to market accounting for hedging activities; (c) realized gains under derivative instruments excluded from the determination of net income (loss); (d) non-cash equity-based compensation expense and other non-cash items (excluding items such as accruals of cash expenses in a future period or amortization of a prepaid cash expense) that were deducted in computing net income (loss); (e) debt refinancing fees, premiums and penalties; (f) any net loss realized in connection with an asset sale that was deducted in computing net income (loss); (g) all extraordinary, unusual or non-recurring items of gain or loss, or revenue or expense; (h) LCM inventory adjustments; and (i) the impact of liquidation of inventory layers calculated using the LIFO method.
Adjusted net income (loss) per unit: We define Adjusted net income (loss) per unit for any period as Adjusted net income (loss) divided by average limited partner units (diluted).
Specialty products segment Adjusted gross profit: We define Specialty products segment Adjusted gross profit for any period as Specialty products segment gross profit excluding the impact of LCM inventory adjustments and the impact of liquidation of inventory layers calculated using the LIFO method.
Fuel products segment Adjusted gross profit: We define Fuel products segment Adjusted gross profit for any period as Fuel products segment gross profit excluding the impact of LCM inventory adjustments and the impact of liquidation of inventory layers calculated using the LIFO method.
Further, management and various investors use the ratio of Net debt (defined as total debt less cash) to Adjusted EBITDA, or “net debt leverage,” as a measure of our financial strength and ability to incur incremental indebtedness when making key investment decisions and evaluating us against peers. The metric “total debt less cash” includes borrowed long-term debt, letters of credit, and capital lease obligations, less cash.
The definition of Adjusted EBITDA that is presented in this press release is similar to the calculation of (i) “Consolidated Cash Flow” contained in the indentures governing our 7.625% senior notes due January 15, 2022, that were issued in November 2013 (the “2022 Notes”); our 7.75% senior notes due April 15, 2023, that were issued in March 2015 (the “2023 Notes”), and our 11.00% senior notes due April 15, 2025, that were issued in October 2019 (the “2025 Notes”) and (ii) “Consolidated EBITDA” contained in the credit agreement governing our revolving credit facility. We are required to report Consolidated Cash Flow to the holders of our 2022 Notes, 2023 Notes and 2025 Notes and Consolidated EBITDA to the lenders under our revolving credit facility, and these measures are used by them to determine our compliance with certain covenants governing those debt instruments. Please see our filings with the SEC, including our most recent Annual Report on Form 10-K and Current Reports on Form 8-K, for additional details regarding the covenants governing our debt instruments.
These non-GAAP measures are used as supplemental financial measures by our management and by external users of our financial statements such as investors, commercial banks, research analysts and others, to assess:

•	the financial performance of our assets without regard to financing methods, capital structure or historical cost basis;

•	the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness;

•	our operating performance and return on capital as compared to those of other companies in our industry, without regard to financing or capital structure;

•	the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities; and

•	our operating performance excluding the non-cash impact of LCM and LIFO inventory adjustments.
We believe that these non-GAAP measures are useful to analysts and investors, as they exclude transactions not related to our core cash operating activities and provide metrics to analyze our ability to pay distributions and interest costs. We believe that excluding these transactions allows investors to meaningfully analyze trends and performance of our core cash operations.
EBITDA, Adjusted EBITDA, Distributable Cash Flow, Adjusted net income (loss), Adjusted net income (loss) per unit, and segment Adjusted gross profit should not be considered alternatives to Net income (loss), Operating income (loss), Net cash provided by (used in) operating activities, gross profit or any other measure of financial performance presented in accordance with GAAP. In evaluating our performance as measured by EBITDA, Adjusted EBITDA, Distributable Cash Flow, Adjusted net income (loss), Adjusted net income (loss) per unit, and segment Adjusted gross profit management recognizes and considers the limitations of these measurements. EBITDA and Adjusted EBITDA do not reflect our obligations for the payment of income taxes, interest expense or other obligations such as capital expenditures. Accordingly, EBITDA, Adjusted EBITDA, Distributable Cash Flow and Adjusted net income (loss),

Adjusted net income (loss) per unit, and segment Adjusted gross profit are only a few of several measurements that management utilizes. Moreover, our EBITDA, Adjusted EBITDA, Distributable Cash Flow, Adjusted net income (loss), Adjusted net income (loss) per unit and segment Adjusted gross profit may not be comparable to similarly titled measures of another company because all companies may not calculate EBITDA, Adjusted EBITDA, Distributable Cash Flow, Adjusted net income (loss), Adjusted net income (loss) per unit and segment Adjusted gross profit in the same manner. Please see the section of this release entitled “Non-GAAP Reconciliations” for tables that present reconciliations of EBITDA, Adjusted EBITDA, Distributable Cash Flow and Adjusted net income (loss) to Net income (loss), our most directly comparable GAAP financial performance measure; Distributable Cash Flow to net cash provided by (used in) operating activities, our most directly comparable GAAP liquidity measure, for each of the periods indicated; and segment Adjusted gross profit to segment gross profit, our most directly comparable GAAP financial performance measure.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except unit and per unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Sales	$453.7	$896.9	$1,146.3	$1,748.2
Cost of sales	364.4	789.8	1,002.7	1,505.1
Gross profit	89.3	107.1	143.6	243.1
Operating costs and expenses:
Selling	12.6	14.3	25.9	27.6
General and administrative	26.8	37.8	47.0	72.7
Transportation	24.8	31.6	55.6	67.5
(Benefit) expense for taxes other than income taxes	(2.7)	4.7	2.3	9.8
Loss on impairment and disposal of assets	0.7	16.2	6.7	27.9
Other operating (income) expense	4.2	(2.2)	7.2	(0.9)
Operating income (loss)	22.9	4.7	(1.1)	38.5
Other income (expense):
Interest expense	(30.6)	(33.1)	(59.9)	(65.4)
Gain on debt extinguishment	—	0.3	—	0.7
Gain on derivative instruments	11.3	10.3	49.8	19.4
Other	0.2	1.3	1.1	6.6
Total other expense	(19.1)	(21.2)	(9.0)	(38.7)
Net income (loss) before income taxes	3.8	(16.5)	(10.1)	(0.2)
Income tax expense	0.2	0.3	0.7	0.2
Net income (loss)	$3.6	$(16.8)	$(10.8)	$(0.4)
Allocation of net income (loss):
Net income (loss)	$3.6	$(16.8)	$(10.8)	$(0.4)
Less:
General partner’s interest in net income (loss)	0.1	(0.3)	(0.2)	—
Net income (loss) available to limited partners	$3.5	$(16.5)	$(10.6)	$(0.4)
Weighted average limited partner units outstanding:
Basic	78,664,183	78,212,837	78,532,405	78,111,857
Diluted	78,678,970	78,212,837	78,532,405	78,111,857
Limited partners’ interest basic net income (loss) per unit:
Limited partners’ interest	$0.05	$(0.21)	$(0.13)	$—
Limited partners’ interest diluted net income (loss) per unit:
Limited partners' interest	$0.05	$(0.21)	$(0.13)	$—

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	June 30, 2020	December 31, 2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$105.4	$19.1
Accounts receivable, net	141.7	175.0
Other	16.3	13.5
	158.0	188.5
Inventories	240.4	292.6
Derivative assets	19.7	0.9
Prepaid expenses and other current assets	13.2	11.0
Total current assets	536.7	512.1
Property, plant and equipment, net	949.3	973.5
Goodwill	172.5	171.4
Other intangible assets, net	64.8	71.2
Operating lease right-of-use assets	63.1	93.1
Other noncurrent assets, net	35.1	36.5
Total assets	$1,821.5	$1,857.8
LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Accounts payable	$161.1	$230.2
Accrued interest payable	31.1	32.0
Accrued salaries, wages and benefits	25.4	35.7
Other taxes payable	11.4	11.8
Obligations under inventory financing agreements	80.1	134.3
Other current liabilities	85.4	58.6
Current portion of operating lease liabilities	36.3	60.6
Current portion of long-term debt	2.1	1.8
Total current liabilities	432.9	565.0
Pension and postretirement benefit obligations	7.5	7.9
Other long-term liabilities	20.0	20.8
Long-term operating lease liabilities	27.5	33.0
Long-term debt, less current portion	1,322.7	1,209.5
Total liabilities	1,810.6	1,836.2
Commitments and contingencies
Partners’ capital:
Limited partners’ interest	9.9	20.2
General partner’s interest	11.8	12.0
Accumulated other comprehensive loss	(10.8)	(10.6)
Total partners’ capital	10.9	21.6
Total liabilities and partners’ capital	$1,821.5	$1,857.8

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Six Months Ended June 30,
	2020	2019
Operating activities
Net loss	$(10.8)	$(0.4)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	52.6	55.2
Amortization of turnaround costs	8.7	10.4
Non-cash interest expense	3.1	3.5
Gain on debt extinguishments	—	(0.7)
Unrealized (gain) loss on derivative instruments	(30.4)	14.8
Loss on impairment and disposal of assets	6.7	27.9
Operating lease expense	32.6	37.8
Operating lease payments	(32.4)	(37.4)
Equity-based compensation	0.6	4.6
Lower of cost or market inventory adjustment	34.2	(41.5)
Other non-cash activities	1.7	(3.6)
Changes in assets and liabilities:
Accounts receivable	27.7	(66.6)
Inventories	18.1	40.5
Prepaid expenses and other current assets	1.8	6.0
Derivative activity	(0.3)	(0.3)
Turnaround costs	(16.1)	(6.4)
Other assets	—	0.1
Accounts payable	(55.0)	42.9
Accrued interest payable	(1.4)	(0.5)
Accrued salaries, wages and benefits	(10.1)	(3.0)
Other taxes payable	(0.4)	2.7
Other liabilities	19.8	3.6
Pension and postretirement benefit obligations	(0.3)	—
Net cash provided by operating activities	$50.4	$89.6
Investing activities
Additions to property, plant and equipment	(28.4)	(17.1)
Acquisition of business, net of cash acquired	(3.3)	—
Proceeds from sale of unconsolidated affiliate	—	5.0
Proceeds from sale of property, plant and equipment	—	3.7
Net cash provided by discontinued investing activities	0.9	5.0
Net cash (used in) investing activities	$(30.8)	$(3.4)
Financing activities
Proceeds from borrowings — revolving credit facility	672.7	—
Repayments of borrowings — revolving credit facility	(562.4)	—
Repayments of borrowings — senior notes	—	(88.6)
Payments on finance lease obligations	(0.2)	(0.7)
Proceeds from inventory financing	399.3	569.7
Payments on inventory financing	(441.4)	(547.7)
Proceeds from other financing obligations	31.4	—
Payments on other financing obligations	(32.7)	(1.2)
Contributions from Calumet GP, LLC	—	0.1
Net cash provided by (used in) financing activities	$66.7	$(68.4)
Net increase (decrease) in cash and cash equivalents	$86.3	$17.8
Cash and cash equivalents at beginning of period	19.1	155.7
Cash and cash equivalents at end of period	$105.4	$173.5
Supplemental disclosure of non-cash investing activities
Non-cash property, plant and equipment additions	$4.3	$5.6

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
NON-GAAP RECONCILIATIONS
RECONCILIATION OF NET INCOME (LOSS)
TO EBITDA, ADJUSTED EBITDA AND DISTRIBUTABLE CASH FLOW
(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Reconciliation of Net income (loss) to EBITDA, Adjusted EBITDA and Distributable Cash Flow:	(Unaudited)
Net income (loss)	$3.6	$(16.8)	$(10.8)	$(0.4)
Add:
Interest expense	30.6	33.1	59.9	65.4
Depreciation and amortization	26.2	27.0	52.6	55.2
Income tax expense	0.2	0.3	0.7	0.2
EBITDA	$60.6	$43.6	$102.4	$120.4
Add:
LCM / LIFO (gain) loss	$(32.1)	$(2.6)	$34.4	$(40.6)
Unrealized (gain) loss on derivative instruments	1.2	12.2	(30.4)	14.8
Amortization of turnaround costs	3.6	5.6	8.7	10.4
Gain from debt extinguishment	—	(0.3)	—	(0.7)
Loss on impairment and disposal of assets	0.7	16.2	6.7	27.9
Gain on sale of unconsolidated affiliate	—	—	—	(1.2)
Equity-based compensation and other items	7.0	2.3	4.1	5.7
Other non-recurring income	—	—	(1.2)	—
Adjusted EBITDA	$41.0	$77.0	$124.7	$136.7
Less:
Replacement and environmental capital expenditures (1)	$5.1	$7.4	$12.3	$13.6
Cash interest expense (2)	29.0	31.5	56.8	61.9
Turnaround costs	6.3	4.7	16.1	6.4
Gain from unconsolidated affiliates	—	—	—	3.8
Income tax expense	0.2	0.3	0.7	0.2
Distributable Cash Flow	$0.4	$33.1	$38.8	$50.8

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
RECONCILIATION OF DISTRIBUTABLE CASH FLOW, ADJUSTED EBITDA AND EBITDA TO NET CASH PROVIDED BY
OPERATING ACTIVITIES
(In millions)

	Six Months Ended June 30,
	2020	2019
Reconciliation of Distributable Cash Flow, Adjusted EBITDA and EBITDA to Net cash provided by operating activities:	(Unaudited)
Distributable Cash Flow	$38.8	$50.8
Add:
Replacement and environmental capital expenditures (1)	12.3	13.6
Cash interest expense (2)	56.8	61.9
Turnaround costs	16.1	6.4
Gain from unconsolidated affiliates	—	3.8
Income tax expense	0.7	0.2
Adjusted EBITDA	$124.7	$136.7
Less:
LCM / LIFO (gain) loss	$34.4	$(40.6)
Unrealized (gain) loss on derivative instruments	(30.4)	14.8
Amortization of turnaround costs	8.7	10.4
Gain on debt extinguishment	—	(0.7)
Loss on impairment and disposal of assets	6.7	27.9
Gain on sale of unconsolidated affiliate	—	(1.2)
Equity-based compensation and other items	4.1	5.7
Other non-recurring income	(1.2)	—
EBITDA	$102.4	$120.4
Add:
Unrealized (gain) loss on derivative instruments	$(30.4)	$14.8
Cash interest expense (2)	(56.8)	(61.9)
Other non-recurring income	(1.2)	—
Equity-based compensation	0.6	4.6
Lower of cost or market inventory adjustment	34.2	(41.5)
Gain from unconsolidated affiliates	—	(3.8)
Gain on sale of unconsolidated affiliate	—	(1.2)
Amortization of turnaround costs	8.7	10.4
Gain on debt extinguishment	—	(0.7)
Operating lease expense	32.6	37.8
Operating lease payments	(32.4)	(37.4)
Loss on impairment and disposal of assets	6.7	27.9
Income tax expense	(0.7)	(0.2)
Changes in assets and liabilities:
Accounts receivable	27.7	(66.6)
Inventories	18.1	40.5
Other current assets	1.8	6.0
Derivative activity	(0.3)	(0.3)
Turnaround costs	(16.1)	(6.4)
Other assets	—	0.1
Accounts payable	(55.0)	42.9
Accrued interest payable	(1.4)	(0.5)
Other liabilities	9.3	3.3
Other	2.6	1.4
Net cash provided by operating activities	$50.4	$89.6

(1)
Replacement capital expenditures are defined as those capital expenditures which do not increase operating capacity or reduce operating costs and exclude turnaround costs. Environmental capital expenditures include asset additions to meet or exceed environmental and operating regulations.

(2)	Represents consolidated interest expense less non-cash interest expense.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
RECONCILIATION OF SEGMENT ADJUSTED EBITDA TO NET INCOME (LOSS)
(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(In millions)
Reconciliation of Adjusted EBITDA to EBITDA and Net income (loss):
Segment Adjusted EBITDA
Specialty products Adjusted EBITDA	$56.1	$55.1	$120.6	$113.5
Fuel products Adjusted EBITDA	1.9	50.2	41.1	76.1
Corporate Adjusted EBITDA	(17.0)	(28.3)	(37.0)	(52.9)
Total Adjusted EBITDA	$41.0	$77.0	$124.7	$136.7
Less:
LCM / LIFO (gain) loss	$(32.1)	$(2.6)	$34.4	$(40.6)
Unrealized (gain) loss on derivative instruments	1.2	12.2	(30.4)	14.8
Amortization of turnaround costs	3.6	5.6	8.7	10.4
Gain on debt extinguishment	—	(0.3)	—	(0.7)
Gain on sale of unconsolidated affiliate	—	—	—	(1.2)
Loss on impairment and disposal of assets	0.7	16.2	6.7	27.9
Equity-based compensation and other items	7.0	2.3	4.1	5.7
Other non-recurring income	—	—	(1.2)	—
EBITDA	$60.6	$43.6	$102.4	$120.4
Less:
Interest expense	$30.6	$33.1	$59.9	$65.4
Depreciation and amortization	26.2	27.0	52.6	55.2
Income tax (benefit) expense	0.2	0.3	0.7	0.2
Net income (loss)	$3.6	$(16.8)	$(10.8)	$(0.4)

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
RECONCILIATION OF SEGMENT METRICS EXCLUDING LCM/LIFO
(In millions, except per barrel data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Reconciliation of Segment Metrics Excluding LCM/LIFO:	(Unaudited)
Specialty products segment gross profit	$84.2	$82.0	$154.4	$174.9
LCM inventory adjustments	(4.2)	0.4	18.0	(6.2)
LIFO inventory layer adjustments	—	—	—	0.9
Specialty products segment Adjusted gross profit	$80.0	$82.4	$172.4	$169.6

Fuel products segment gross profit	$5.1	$25.1	$(10.8)	$68.2
LCM inventory adjustments	(27.9)	(3.0)	16.4	(35.3)
Fuel products segment Adjusted gross profit	$(22.8)	$22.1	$5.6	$32.9

Reported Specialty products segment gross profit per barrel	$46.86	$36.59	$38.34	$37.36
LCM/LIFO inventory adjustments per barrel	(2.34)	0.18	4.47	(1.13)
Specialty products segment Adjusted gross profit per barrel	$44.52	$36.77	$42.81	$36.23

Reported Fuel products segment gross profit per barrel	$0.83	$3.52	$(0.88)	$4.70
LCM/LIFO inventory adjustments per barrel	(4.52)	(0.42)	1.33	(2.43)
Fuel products segment Adjusted gross profit per barrel	$(3.69)	$3.10	$0.45	$2.27

Specialty products Adjusted EBITDA	$56.1	$55.1	$120.6	$113.5
Specialty products sales	232.7	344.4	559.6	696.6
Specialty products Adjusted EBITDA margin	24.1%	16.0%	21.6%	16.3%

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME
(In millions, except per unit data)

	Three Months Ended June 30,		Six months ended June 30, 2020
	2020	2019	2020	2019
Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)	(Unaudited)
Net income (loss)	$3.6	$(16.8)	$(10.8)	$(0.4)
Add:
LCM inventory adjustments	(32.1)	(2.6)	34.4	(41.5)
LIFO inventory layer adjustments	—	—	—	0.9
Unrealized (gain) loss on derivative instruments	1.2	12.2	(30.4)	14.8
Gain from debt extinguishment	—	(0.3)	—	(0.7)
Gain on sale of unconsolidated affiliate	—	—	—	(1.2)
Loss on impairment and disposal of assets	0.7	16.2	6.7	27.9
Other non-recurring income	—	—	(1.2)	—
Equity based compensation and other non-cash items	7.0	2.3	4.1	5.7
Adjusted net income (loss)	$(19.6)	$11.0	$2.8	$5.5

Adjusted net income (loss) per unit	$(0.25)	$0.14	$0.04	$0.07

Average limited partner units - diluted	78,678,970	78,212,837	78,532,405	78,111,857

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
RECONCILIATION OF NET DEBT / LTM ADJUSTED EBITDA
(Dollars in millions)

	June 30,
	2020		2019
Reconciliation of Net Debt / LTM Adjusted EBITDA	(Unaudited)
Revolving Credit Facility	$110.3		$—
6.50% Senior Notes due 2021	—		810.2
7.625% Senior Notes due 2022	350.0		350.0
7.75% Senior Notes due 2023	325.0		325.0
11.00% Senior Notes due 2025	550.0		—
Finance Leases	3.9		3.0
Other	3.0		4.5
Total Debt	$1,342.2		$1,492.7

Less Cash	$105.4		$173.5
Net Debt	$1,236.8		$1,319.2

LTM Adjusted EBITDA	$250.8		$300.7

Net Debt / LTM Adjusted EBITDA	4.9	x	4.4	x